SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  07/31/2007
FILE NUMBER 811-5686
SERIES NO.: 11

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                             18,078
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                                              1,521
              Class C                                              1,359
              Class R                                                322
              Investor Class                                         737
              Institutional Class                                    751

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                             0.4991
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                             0.2366
              Class C                                             0.2362
              Class R                                             0.4118
              Investor Class                                      0.4998
              Institutional Class                                 0.6525

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                                             33,715
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                              5,438
              Class C                                              5,110
              Class R                                              1,209
              Investor Class                                       1,379
              Institutional Class                                  2,271


74V.     1.   Net asset value per share (to nearest cent)
              Class A                                              29.49
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                              29.59
              Class C                                              29.52
              Class R                                              29.50
              Investor Class                                       29.46
              Institutional Class                                  29.49